Nile Therapeutics, Inc. Completes $20 Million Financing and Reverse Merger with SMI Products, Inc.

Private offering provides new funding as Nile Therapeutics, Inc. becomes a publicly reporting company.

BERKELEY, Calif., Sept. 18 -- Nile Therapeutics, Inc. ("Nile"), a biopharmaceutical company focused on developing therapies for cardiovascular disease, announced the successful completion of its merger with SMI Products, Inc. ("SMI") and its transition to a publicly reporting company. Until Nile receives its new ticker symbol, shares of its common stock will continue to trade under the ticker symbol "SPDU.OB".

As previously announced, on August 15, 2007, Nile, Nile Merger Sub, Inc. and SMI entered into a merger agreement that called for Nile to acquire Nile Merger Sub, Inc. in a statutory merger, with Nile becoming the wholly-owned subsidiary of SMI. This merger was completed on September 17, 2007. Immediately thereafter, Nile merged with and into SMI, and SMI changed its name to Nile Therapeutics, Inc.

Prior to the completion of the merger, Nile raised approximately $20 million through the private sale of approximately 7 million shares of common stock to new and existing investors. The financing syndicate, which was led by Wexford Capital LLC, also included RIT Capital Partners, plc, Life Science Capital Master Fund, and other select institutional and qualified investors. Following the closing of the financing Nile appointed Dr. Paul A. Mieyal of Wexford Capital, to serve as a member of Nile's Board of Directors. Riverbank Capital Securities, Inc., an NASD member broker dealer, acted as placement agent in connection with the financing.

The proceeds from the financing will be used to fund further development of Nile's pipeline, which includes its lead compound, CD-NP, a natriuretic peptide being developed to treat heart failure, and 2NTX-99, a pre-clinical small molecule with nitric oxide (NO) donating properties.

CD-NP, a novel chimeric natriuretic peptide in Phase I clinical studies for the treatment of heart failure, is a selective NPRB agonist which, in vivo, has been shown to have potent renal enhancement and cardiac unloading properties but with minimal hypotensive effects compared with competitive products. CD-NP is a rationally-designed synthetic peptide designed to incorporate favorable properties of naturally occurring natriuretic peptides. Data from Nile's recently completed Phase Ia study in healthy volunteers confirmed several pre-clinical findings, including that CD-NP activated its target receptor in humans, preserved renal function and caused increases in natriuresis and diuresis at doses associated with a minimal effect on mean arterial pressure. Nile believes that CD-NP could provide a valuable new treatment option for heart failure patients.

2NTX-99 is a novel small molecule that has been shown in vivo and in vitro to inhibit the synthesis and action of thromboxane (TXA2), enhance the production of prostacyclin (PGI2) and supply a pharmacological amount of nitric oxide (NO) to the vasculature. Nile believes that the unique activity profile of 2NTX-99 has potential utility in a range of atherosclerotic, thrombotic and microvascular diseases.

"The successful financing and merger leaves Nile with a strong balance sheet and corporate structure." said Peter Strumph, CEO of Nile Therapeutics, Inc. "This infusion of capital is a validation of our management team, our focused clinical development strategy, our pipeline, and the unmet need which exists for the treatment of patients with heart failure. Nile's lead compound CD-NP has recently completed its first clinical study in healthy volunteers and will soon be tested in heart failure patients in several clinical studies planned to begin before the end of the year."

The securities sold in the recent private offering have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. Nile has agreed to file with the Securities and Exchange Commission a registration statement for the resale of the securities held by the investors in the offering by November 10, 2007. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Nile Therapeutics.

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical need. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel chimeric peptide in Phase I studies for the treatment of heart failure and 2NTX-99, a small molecule, pre- clinical, anti-atherothrombotic agent with nitric oxide donating properties. A key component of the Company's strategy is to acquire the global rights to additional compounds to expand its portfolio. More information on Nile can be found at www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
510-281-7700
info@nilethera.com

To the extent that statements in this press release are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of Nile's product development, events conditioned on stockholder or other approval, or otherwise as to future events, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Examples of the risks and uncertainties include, but are not limited to: the risk that we may not successfully develop and market our products, and even if we do, we may not become profitable; risks relating to the progress of our research and development; risks relating to the rigorous regulatory approval process required for any products that we may develop independently, with our development partners or in connection with our collaboration arrangements; the risk that changes in the national or international political and regulatory environment may make it more difficult to gain U.S. Food and Drug Administration, or FDA or other regulatory approval of our drug product candidates; risks that the FDA or other regulatory authorities may not accept any applications we file; risks that the FDA or other regulatory authorities may withhold or delay consideration of any applications that we file or limit such applications to particular indications or apply other label limitations; risks that, after acceptance and review of applications that we file, the FDA or other regulatory authorities will not approve the marketing and sale of our drug product candidates; risks relating to our own drug manufacturing operations and the drug manufacturing operations of our third-party suppliers and contract manufacturers; risks relating to the ability of our development partners and third-party suppliers of materials, drug substance and related components to provide us with adequate supplies and expertise to support manufacture of drug product for initiation and completion of our clinical studies; risks relating to the transfer of our manufacturing technology to third-party contract manufacturers, and the risk that recurring losses, negative cash flows and the inability to raise additional capital could threaten our ability to continue as a going concern.

Pharmaceutical and biotechnology companies have suffered significant setbacks in advanced clinical trials, even after obtaining promising earlier trial results. Data obtained from such clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. Except to the extent required by applicable laws or rules, we do not undertake to update any forward-looking statements or to publicly announce revisions to any of our forward-looking statements, whether resulting from new information, future events or otherwise.